Exhibit 10.1

EXECUTION COPY

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is dated June 26, 2026 (the “Effective Date”).

BETWEEN

NU-MED PLUS, INC., a company formed under the State of Utah, United States of America

(the “Purchaser”)

AND

AVID GOLD LTD, a company formed under the laws of England and Wales

(“Avid”)

AND

MARITIMES GOLD CORP., a company formed under the laws of Canada

(“MGC”)

AND

MARITIMES GOLD JV CORP., a company formed under the laws of British Columbia

(the “MGC Subsidiary”)

AND

MEGUMAGOLD CORP., a company existing under the laws of British Columbia

(the “Vendor”)

AND

1156219 B.C. LIMITED, a company existing under the laws of British Columbia

(“1156”)

AND

CROSBY GOLD LTD., a company existing under the laws of British Columbia

(“Crosby Gold”, and together with 1156 the “Vendor Subsidiaries”)

WHEREAS:

A.

the Vendor is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of New Brunswick as further defined herein and described at Schedule “A” (the “Elmtree Property”);

B.

the Vendor is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of Newfoundland and Labrador as further defined herein and described at Schedule “B” (the “Newfoundland Property”);

C.

1156 is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of Nova Scotia as further defined herein and described at Schedule “C” (the “Killag Property”);

D.

1156 is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of Nova Scotia as further defined herein and described at Schedule “D” (the “Goldenville Property”);

E.

1156 is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of Nova Scotia as further defined herein and described at Schedule “E” (the “Miller Lake Property”);

F.

Crosby Gold is the legal and beneficial owner of a one hundred percent (100%) interest in and to certain mining properties located in the Province of Nova Scotia as further defined herein and described at Schedule “F” (the “Caribou Property”, and together with the Elmtree Property, the Newfoundland Property, the Killag Property, the Goldenville Property and the Miller Lake Property, each a “Property” and collectively the “Properties”);

G.	the Vendor Subsidiaries are wholly-owned subsidiaries of the Vendor;

H.

the Vendor, the Vendor Subsidiaries, MGC and the MGC Subsidiary previously entered into a mineral property option agreement dated December 20, 2025 (the “Previous Acquisition Agreement”), which such Parties wish to terminate subject to completion of the transaction contemplated herein and the other terms and conditions set forth herein;

I.	the MGC Subsidiary is a wholly-owned subsidiary of MGC, and MGC is a wholly-owned subsidiary of Avid;

J.	upon closing of the NuMed-Avid Transaction (as defined herein), Avid will become a wholly-owned subsidiary of the Purchaser; and

K.

the Vendor and the Vendor Subsidiaries wish to sell to the Purchaser, through MGC, all of their respective right, title, and interest in and to the Properties, and the Purchaser, through MGC, wishes to acquire the Properties on the terms and subject to the conditions as are more particularly set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for and in consideration of the premises, the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1          Definitions.  In this Agreement, unless otherwise defined, capitalized words and terms shall have the following meanings:

(a)	“10% of Purchaser’s Shares” has the meaning set forth in Section 2.9(b);

(b)	“1156” has the meaning set forth in the preamble to this Agreement;

(c)

“3302051 Royalty” means the 2% gross metals royalty originally granted to 3302051 Nova Scotia Limited (“3302051”) pursuant to an option agreement between 3302051 and Crosby Gold dated as of October 14, 2016, as amended;

(d)	“Adjustment Shares” has the meaning set forth in Section 2.9(a);

(e)

“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any Governmental Authority having jurisdiction over the transactions contemplated hereby;

(f)

“Assets” means all applicable Technical Data, rights, interests, Licenses, information, files, equipment, facilities, supplies, materials, and other property, tangible and intangible, held directly or indirectly by or for the Vendor or a Vendor Subsidiary (as applicable) relating to a Property;

(g)	“Avid” has the meaning set forth in the preamble to this Agreement;

(h)	“Avid Parties” means, collectively, Avid, MGC and the MGC Subsidiary;

(i)	“Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

(j)	“Caribou Property” means, collectively, the Mineral Rights described at Schedule “F”;

(k)

“Caribou Royalty” means a 5.0% net smelter returns royalty in respect of the Caribou Property granted by MGC to Crosby Gold pursuant to Section 2.3(a)(iv) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(l)	“Closing” means the completion of the Transaction in accordance with the terms and conditions of this Agreement;

(m)	“Closing Date” has the meaning set forth in Section 2.2;

(n)	“Competition Act” means the Competition Act (Canada);

(o)

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, purchase order, task order, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether oral or written;

(p)	“Consideration” has the meaning set forth in Section 2.4;

(q)

“Consideration Royalty” means, as the context requires, any of the Elmtree Royalty, the Newfoundland Royalty, the Killag Royalty, the Goldenville Royalty, the Miller Lake Royalty or the Caribou Royalty;

(r)

“Consideration Royalty Agreement” means a royalty agreement substantially in the form attached at Schedule “G” hereto documenting, as the context requires, the Elmtree Royalty, the Newfoundland Royalty, the Killag Royalty, the Goldenville Royalty, the Miller Lake Royalty or the Caribou Royalty;

(s)	“Crosby Gold” has the meaning set forth in the preamble to this Agreement;

(t)	“Effective Date” means the date of this Agreement;

(u)	“Elmtree Property” means, collectively, the Mineral Rights described at Schedule “A”;

(v)

“Elmtree Royalty” means a 5.0% net smelter returns royalty in respect of the Elmtree Property granted by MGC to the Vendor pursuant to Section 2.3(a)(ii) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(w)

“Encumbrance” means mortgages, charges, deeds of trust, security interests, pledges, liens, royalties, overriding royalty interests, preferential purchase rights, or other encumbrances or burdens of any nature whether imposed by contract or operation of law;

(x)

“Environmental Law” means Applicable Laws in respect of the protection and conservation of the natural environment or any species or organisms that make use of it, natural resources, human health and safety, Hazardous Substances, the assessment of environmental and social impacts or the rehabilitation, reclamation and closure of lands;

(y)

“First Stockley Royalty” means the 0.75% NSR Royalty originally granted to Mark, Jenille and William Stockley pursuant to the Option Agreement dated September 14, 2020 between 1186366 BC Ltd., 1238989 BC Ltd, Leda Ruiz and Stephen Stockley, as amended;

(z)	“Goldenville Property” means, collectively, the Mineral Rights described at Schedule “D”;

(aa)

“Goldenville Royalty” means a 5.0% net smelter returns royalty in respect of the Goldenville Property granted by MGC to 1156 pursuant to Section 2.3(a)(iii) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(bb)

“Governmental Authority” means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, commission, board or agency, domestic or foreign, or (b) regulatory authority, including any securities commission or stock exchange;

(cc)

"Hazardous Substances" means any solid, liquid, gas, odour, heat, radiation, sound, vibration or combination of them that may harm or impair the natural environment, injure or damage plant or animal life or property, or harm or impair the health of any individual and includes any contaminant, waste, substance or material defined by Environmental Law as hazardous, toxic or dangerous or any other substance or material prohibited, regulated or reportable pursuant to any Environmental Law;

(dd)

“John Logan Royalty” means the 3% net smelter returns royalty originally granted to John Logan Enterprises Limited (“JLE”) pursuant to an option agreement between JLE, Crosby Gold and Osprey Gold Development Ltd. dated as of August 15, 2017, as amended;

(ee)	“Kalt Royalty” means the 2% gross royalty originally granted to Ryan Kalt pursuant to a royalty agreement between Ryan Kalt and the Vendor dated June 2, 2018;

(ff)	“Killag Property” means, collectively, the Mineral Rights described at Schedule “C”;

(gg)

“Killag Royalty” means a 5.0% net smelter returns royalty in respect of the Killag Property granted by MGC to 1156 pursuant to Section 2.3(a)(iii) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(hh)	“Income Tax” means any federal, state, local or U.S. income Tax, or other Tax based on income, gross or net revenues, or receipts, including any interest, penalty or addition thereto;

(ii)	“Interim Period” means the period commencing on the Effective Date and ending on the first to occur of (i) the date this Agreement terminates in accordance with Section 7.1 or (ii) the Closing Date;

(jj)

“Liability” means any loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation;

(kk)

“Licences” means all licences, permits or similar documents from applicable Government Authorities relating to the Properties authorizing a Person to prospect for, appraise discovered deposits of, and mine Minerals and to produce Mineral Products therefrom;

(ll)	“MacKinnon Royalty” means the 1.5% gross metals royalty originally granted to 3302051 pursuant to an option agreement between 3302051 and Crosby Gold dated as of October 14, 2016, as amended;

(mm)

“Material Adverse Effect” means (any change, effect, fact, circumstance or event which, individually or when taken together with any other changes, effects, facts, circumstances or events, could reasonably be expected to be materially adverse to the one or more of the Properties, as applicable;

(nn)	“Measurement Date” has the meaning set forth in Section 2.9(a);

(oo)	“Miller Lake Property” means, collectively, the Mineral Rights described at Schedule “E”;

(pp)

“Miller Lake Royalty” means a 5.0% net smelter returns royalty in respect of the Miller Lake Property granted by MGC to 1156 pursuant to Section 2.3(a)(iii) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(qq)

“Minerals” means all ores, and concentrates or metals derived from them, containing those groups of precious, base and industrial minerals and which are found in, on or under or derived from the lands subject to the Mineral Rights and may lawfully be explored for, mined and sold pursuant to the rights granted by such Mineral Rights or other instruments of title under which any of such Mineral Rights are held, and subject to all applicable requirements, restrictions and authorizations issued by applicable Governmental Authorities;

(rr)	“Mineral Products” means Mineral-bearing ores and all marketable products obtained after Mining Operations;

(ss)

“Mining Operations” means all operations or work performed for the purpose of mining (through conventional or in situ methods), extracting, producing, beneficiating, milling, or other processing of Mineral Products;

(tt)

“Mineral Rights” means mining rights, mineral claims, exploration licences, prospecting licences, large-scale mining licences, mining leases, miscellaneous purpose licences, tenements, concessions and other forms of mineral tenure or other rights to or concerning Minerals, or to work upon lands for the purpose of searching for, developing or extracting Minerals under any forms of mineral title or right recognized under the laws applicable in the Province of Nova Scotia, the Province of New Brunswick, the Province of Newfoundland and Labrador, or any subdivision thereof, whether contractual, statutory or otherwise, or any interest therein, and any applications for such Mineral tenure or other rights to Minerals, and any Mineral tenure or other rights to Minerals including any renewals, extensions, amendments, consolidations or other rights derived from such applications;

(uu)	"Newfoundland Property” means, collectively, the Mineral Rights at Schedule “B”;

(vv)

“Newfoundland Royalty” means a 5.0% net smelter returns royalty in respect of the Newfoundland Property granted by MGC to the Vendor pursuant to Section 2.3(a)ii) on the terms and conditions documented in the corresponding Consideration Royalty Agreement;

(ww)	“Non-Qualifying Transfer” has the meaning set forth in Section 2.9(e);

(xx)

“NuMed-Avid Share Exchange Agreement” means that certain share exchange agreement between the Purchaser, Avid and the shareholders of Avid, dated June 26, 2026 and expected to close on July 1, 2026, pursuant to which the Purchaser shall acquire 100% of the issued and outstanding securities of Avid such that Avid becomes a wholly-owned subsidiary of the Purchaser, as amended from time to time;

(yy)	“NuMed-Avid Transaction” means the share exchange contemplated by the NuMed-Avid Share Exchange Agreement;

(zz)	“Outside Date” means the date that is one (1) year from the Effective Date or such other date as may be agreed by the Parties.

(aaa)	“Party” or “Parties” means any or all of the parties hereto, as the context requires;

(bbb)

“Person” means an individual, corporation, trust, partnership, limited liability company, contractual mining company, joint venture, unincorporated organization, firm, estate, Governmental Authority or any agency or political subdivision thereof, or other entity;

(ccc)	“Previous Acquisition Agreement” has the meaning set forth in the preambles to this Agreement;

(ddd)	“Previous Acquisition Agreement Termination Notice” means a termination notice substantially in the form set out in Schedule “H” hereto;

(eee)	“Properties” has the meaning set forth in the preamble to this Agreement;

(fff)	“Purchaser” has the meaning set forth in the preamble to this Agreement;

(ggg)	“Purchaser Common Stock” means common stock of the Purchaser, USD$0.001 par value per share;

(hhh)	“Purchaser Parties” means, collectively, the Purchaser and the Avid Parties;

(iii)	“Purchaser Preferred Stock” means preferred stock of the Purchaser, USD$0.001 par value per share;

(jjj)	“Purchaser Property Consideration Shares” means 500,000 shares of Series A Preferred Stock issued to the Vendor pursuant to Section 2.3(i);

(kkk)	“Qualifying Sale” has the meaning set forth in Section 2.9(c);

(lll)	“Reference VWAP” has the meaning set forth in Section 2.9(a);

(mmm)

“Regulation S” means Regulation S under the Securities Act, including Rules 901 through 905 promulgated thereunder, or any successor rule or regulation, and all interpretive releases, no-action letters, and guidance of the U.S. Securities and Exchange Commission relating thereto, as in effect from time to time;

(nnn)	“Regulation S Compliance Certificate” means a Regulation S Compliance Certificate in the form of Schedule “I” hereto;

(ooo)

“Second Stockley Royalty” means the 0.75% NSR Royalty originally granted to Stephen Stockley pursuant to the Option Agreement dated September 14, 2020 between 1186366 BC Ltd., 1238989 BC Ltd, Leda Ruiz and Edward Stockley, as amended;

(ppp)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(qqq)	“Series A Preferred Stock” means Purchaser Preferred Stock designated as Series A, USD$0.001 par value per share and having such rights as set out in the designation attached at Schedule J;

(rrr)	“Series X Super Voting Preferred Stock” means Purchaser Preferred Stock designated as Series X, USD$0.001 par value and having such rights as set out in the designation attached at Schedule K;

(sss)	“Shortfall Amount” has the meaning set forth in Section 2.9(a);

(ttt)	“Shortfall Calculation” has the meaning set forth in Section 2.9(b);

(uuu)	“Smith Royalty” means the 2.0% net smelter returns royalty originally granted to Carol Smith pursuant to an option agreement between the Vendor and Carol Smith dated as of August 10, 2018;

(vvv)

“Tax” or “Taxes” means (i) any federal, provincial, territorial, state, local, municipal, or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, estimated taxes, customs duties, assessments and similar charges of any kind whatsoever; (ii) any interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any Liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability or operation of law;

(www)	“Taxing Authority” means the Canada Revenue Agency and any other Governmental Authority responsible for the administration of any Tax;

(xxx)

“Tax Returns” means any return, report or statement required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Vendor Parties or any affiliate of the Vendor Parties;

(yyy)

“Technical Data” means engineering studies and working papers, consultants reports and working papers, pre-feasibility reports, feasibility reports, mine plans, surface and underground maps, assays, samples, cores, analyses, geologic and geophysical maps, engineering maps, photographs, drill logs, exploration reports, environmental studies, correspondence with governmental officials and entities, reserve studies and reports, metallurgical studies and reports, and all other information and data in printed or electronic form concerning the condition, geology, mineral potential, physical characteristics, minability, or other technical matters related to any of the Properties;

(zzz)	“Transaction” means the sale to and purchase by the Purchaser (through MGC) of the Properties and their associated Assets as set forth herein;

(aaaa)	“Third Party” means a Person who is not a Party or an affiliate of a Party;

(bbbb)

“Transfer” means, when used as a verb, directly or indirectly, to sell, grant, assign, create an Encumbrance on, or otherwise convey, or dispose of or commit to do any of the foregoing, and when used as a noun, means a direct or indirect sale, grant, assignment, conveyance, or other disposition;

(cccc)	“Transfer Deliverables” has the meaning set forth in Section 2.7;

(dddd)

“Transfer Taxes” means applicable Taxes payable upon and as a result of the conveyance and transfer of the Properties by the Vendor Parties, but for greater certainty does not include any Income Tax or other Taxes imposed on Vendor Parties and computed by reference to the net income of the Vendor Parties;

(eeee)

“Underlying Royalties” means, collectively, the John Logan Royalty, the 3302051 Royalty, the Kalt Royalty, the MacKinnon Royalty, the Smith Royalty, the First Stockley Royalty and the Second Stockley Royalty;

(ffff)	“USD” means United States dollars;

(gggg)	“Vendor” has the meaning set forth in the preamble to this Agreement;

(hhhh)	“Vendor Parties” means, collectively, the Vendor and each of the Vendor Subsidiaries;

(iiii)	“Vendor Special Resolution” means a special resolution of the shareholders of the Vendor approving the Transaction in accordance with Applicable Laws; and

(jjjj)	“Vendor Subsidiaries” has the meaning set forth in preamble to this Agreement.

1.2          Currency.  All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3          Interpretation Not Affected by Headings, etc.  The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule or Exhibit refers to the specified Article or Section of, or Schedule or Exhibit to this Agreement.

1.4          Number, etc.  Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

1.5          Date for Any Action.  If any date on which any action is required or permitted to be taken hereunder by any Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6          Statutory References.  Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute in force from time to time and any statute, regulation or rule that supplements or supersedes such statute, regulation or rule.

1.7          Knowledge.  Any reference herein to “the knowledge of” (or similar expressions) will be deemed to mean the actual knowledge of the Person, together with the knowledge such Person would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.8          Schedules.  The schedules to this Agreement, listed below, is an integral part of this Agreement:

Schedule	Description

Schedule “A”	Elmtree Property

Schedule “B”	Newfoundland Property

Schedule “C”	Killag Property

Schedule “D”	Goldenville Property

Schedule “E”	Miller Lake Property

Schedule “F”	Caribou Property

Schedule “G”	Form of Consideration Royalty Agreement

Schedule “H”	Form of Previous Acquisition Agreement Termination Notice

Schedule “I”	Regulation S Compliance Certificate (Category 3)

Schedule “J”	Certificate of Designation of Series A Preferred Stock

Schedule “K”	Certificate of Designation of Series X Super Voting Preferred Stock

2.	PURCHASE AND SALE OF THE PROPERTIES AND TERMINATION OF PREVIOUS ACQUISITION AGREEMENT

2.1         Purchase and Sale.  Subject to the provisions of this Agreement and effective as of Closing, each of the Vendor Parties hereby sell, assign, and transfer to the Purchaser (through MGC), and the Purchaser hereby purchases from the Vendor Parties, all of the Vendor Parties’ respective right, title, and interest in and to the applicable Properties and their associated Assets free and clear of all Encumbrances (other than the applicable Underlying Royalties).

2.2          Completion of Transaction.  Unless otherwise agreed by the Parties, Closing shall take place forthwith following approval of the Vendor Special Resolution by the shareholders of the Vendor (the date of Closing being the “Closing Date”).

2.3          Consideration. At the Closing Time the Purchaser shall:

(a)	in consideration for the Vendor Parties Transferring the Properties and their related Assets to MGC as set forth herein:

(i)	issuing to the Vendor the Purchaser Property Consideration Shares;

(ii)	causing MGC to grant the Vendor the Elmtree Royalty and the Newfoundland Royalty;

(iii)	causing MGC to grant 1156 the Killag Royalty, the Goldenville Royalty and the Miller Lake Royalty; and

(iv)	causing MGC to grant Crosby Gold the Caribou Royalty.

For greater certainty, the Parties further acknowledge and agree that the applicable Consideration Royalty in respect of the corresponding Property shall only become effective upon delivery of a countersigned Consideration Royalty Agreement to the Purchaser by the applicable Vendor Party and completion of the Transfer of such Property to MGC (including MGC’s receipt of the applicable Transfer Deliverables), and that each Consideration Royalty shall constitute an interest in land, shall run with the applicable Property, and shall bind MGC and its successors and assigns, in accordance with the terms of the corresponding Consideration Royalty Agreement.

2.4          Allocation of Purchase Price.  The Purchaser Parties and the Vendor Parties each agree that the aggregate consideration for the Properties and their associated Assets as described in Section 2.3 (the “Consideration”), shall be allocated to the Properties for all purposes (including tax and financial accounting purposes) as follows:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL	100%

2.5          Cooperation on Tax and Finance Matters. The Purchaser shall be liable for and shall pay all federal, state and provincial Transfer Taxes properly payable upon and in connection with the conveyance of the Properties and their associated Assets by the Vendor Parties hereunder. Each of the Parties shall reasonably cooperate with each other (x) to obtain any applicable exemption from any Transfer Taxes, (y) to allocate the Consideration to the Properties and their associated Assets in accordance with Section 2.4 for the purposes of computing any Transfer Taxes, and (z) in connection with the filing of any such Tax Returns. The Purchaser Parties, on the one hand, and Vendor Parties, on the other hand, shall furnish or cause to be furnished to the requesting Party, at the requesting Party’s reasonable expense, as promptly as practicable, such information and assistance relating to the Properties as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters, or for any financial or other matters related to the Properties and their associated Assets.

2.6          Assumption of Liabilities.  Upon Closing, MGC agrees it shall assume, be liable and responsible for and undertake to discharge, perform and fulfill all liabilities and obligations of any nature or kind whatsoever relating to, arising from or connected with, the ownership, possession or control of the Properties and their associated Assets arising following the date such Properties and Assets are Transferred in accordance with Section 2.7 (including all obligations, liabilities and covenants arising with respect to the applicable Underlying Royalties in accordance with their terms), and cause subsequent Transferees, if applicable, to assume, be liable and responsible for and undertake to discharge, perform and fulfill all liabilities and obligations of any nature or kind whatsoever relating to, arising from or connected with, the ownership, possession or control of such Property and its Assets arising following the date such Property and Assets are Transferred in accordance with Section 2.7 (including all obligations, liabilities and covenants arising with respect to the applicable Underlying Royalties in accordance with their terms).

2.7          Transfer of Properties. Upon Closing each of the Vendor Parties shall promptly take all actions and do all things necessary to Transfer all their respective legal title in the applicable Property, as well as all associated Assets, to MGC, and such Vendor or Vendor Subsidiary, as applicable, shall be liable before MGC to complete registration of such Transfer to ensure its legal effectiveness. Upon completion of each Transfer, the Vendor or Vendor Subsidiary, as applicable, shall promptly provide MGC with evidence of such Transfer and an associated indemnification and release pursuant to Section 7.5(c) satisfactory to MGC acting reasonably (collectively the “Transfer Deliverables”). For avoidance of doubt, upon Closing, MGC shall hold a 100% beneficial interest in and to each such Property and associated Assets until Transfer of such Property in accordance with this Section 2.7 is completed, and the Vendor or Vendor Subsidiary, as applicable, shall hold such Property and associated Assets in trust for MGC until such Transfer is completed.

2.8          Termination of Previous Acquisition Agreement.  MGC, the MGC Subsidiary and the Vendor Parties acknowledge and agree that upon Closing the Previous Acquisition Agreement shall terminate pursuant to the Previous Acquisition Agreement Termination Notice, to be executed and delivered as set forth in Article 6.

2.9          True-Up of Purchaser Property Consideration Shares.

(a)

If on the first Business Day that is three (3) years following the Closing Date (the "Measurement Date"), the Vendor has received aggregate gross cash proceeds of less than Three Million Dollars (US$3,000,000) from Qualifying Sales (as defined below) of:

(i)	such Purchaser Property Consideration Shares; and/or

(ii)	shares of Purchaser Common Stock issued upon conversion of such Purchaser Property Consideration Shares,

the Purchaser shall issue to the Vendor a number of additional shares of Purchaser Common Stock (“Adjustment Shares”) having an aggregate value equal to the difference between US$3,000,000 and such aggregate gross cash proceeds received by the Vendor, as calculated as set forth below (the “Shortfall Amount”), determined using the volume weighted average sales price of the Purchaser Common Stock for the ten (10) trading days immediately preceding the Measurement Date (the "Reference VWAP"), provided that if the aggregate gross proceeds received by Vendor, as calculated below, are greater than US$3,000,000, no adjustment under this Section 2.9 shall be made or due.

(b)

The number of Adjustment Shares issuable shall equal: (a) the Shortfall Amount, divided by (b) the Reference VWAP (the “Short-Fall Calculation”), rounded to the nearest whole share, provided, however, that in no event shall the Purchaser be required to issue shares of Purchaser Common Stock representing more than ten percent (10%) of the Purchaser's outstanding Purchaser Common Stock on the Measurement Date (“10% of Purchaser’s Shares”), and in the event the Short-Fall Calculation would result in more Adjustment Shares being due to the Vendor than 10% of Purchaser’s Shares, such additional shares of Purchase Common Stock shall not be issued or due.

(c)	Only sales by the Vendor that satisfy all of the following conditions shall be considered for purposes of determining aggregate proceeds received by Vendor (each a “Qualifying Sale”):

(i)	the sale was consummated in a bona fide arm's-length transaction;

(ii)	the purchaser was not an affiliate of Vendor;

(iii)	the sale was undertaken in good faith and for legitimate investment purposes;

(iv)	Vendor actually received cash consideration in connection with such sale; and

(v)	the transaction was not entered into for the purpose of increasing the amount of any adjustment payable under this Section 2.9.

The Purchaser may disregard any sale or Non-Qualifying Transfer (as defined below) not meeting the foregoing requirements and instead substitute the fair market value of the securities sold/transferred as determined by the Purchaser's Board of Directors acting reasonably and in good faith, if such value is greater.

(d)	The rights set forth in this Section 2.9 are personal to Vendor and may not be assigned, transferred, pledged, hypothecated or otherwise conveyed.

(e)	Any transfer of any Purchaser Property Consideration Shares or Purchaser Common Stock issued upon conversion thereof, other than pursuant to a Qualifying Sale, including any transfer:

(i)	to an affiliate,

(ii)	as a dividend or distribution,

(iii)	by gift,

(iv)	by operation of law,

(v)	in connection with estate planning,

(vi)	pursuant to a pledge or encumbrance,

(vii)	pursuant to any derivative, swap, collar, hedge or similar arrangement, or

(viii)	pursuant to any transaction that transfers the economic benefits or risks of ownership,

shall be deemed a “Non-Qualifying Transfer”.

(f)	Vendor shall deliver to the Purchaser within ten (10) Business Days following each Qualifying Sale or Non-Qualifying Transfer:

(i)	the trade date and settlement date;

(ii)	the number and class of securities sold or transferred;

(iii)	the identity of the purchaser/transferee;

(iv)	the sale price, if any;

(v)	gross proceeds received, if any;

(vi)	copies of brokerage confirms or similar evidence reasonably satisfactory to the Purchaser; and

(vii)	such additional supporting documentation as the Purchaser may reasonably request.

Within five (5) days following the Measurement Date, Vendor shall deliver to the Purchaser a certificate executed by an authorized officer of Vendor setting forth in reasonable detail all sales/transfers of applicable securities and the aggregate proceeds received therefrom.

(g)

Vendor shall maintain complete books and records relating to all sales of applicable securities for a period of at least five (5) years following the Measurement Date. The Purchaser and its representatives shall have the right, upon reasonable notice and during normal business hours, to inspect and audit such books and records for purposes of verifying Vendor's compliance with this Section 2.9 and determining any amount payable hereunder. If any audit reveals an overstatement of proceeds deficiency of more than five percent (5%), Vendor shall reimburse the Purchaser for all reasonable out-of-pocket costs of such audit.

(h)	Vendor shall be entitled to no more than one adjustment payment under this Section 2.9, which shall be determined solely as of the Measurement Date, and no further rights shall exist thereafter.

(i)

To the extent issuance of any Adjustment Shares would require shareholder approval under applicable stock exchange rules, the Purchaser's obligation shall be limited to issuing the maximum number of shares issuable without such approval unless and until such approval is obtained.

(j)

Purchaser shall have the right, exercisable at any time following the sale or transfer in full of all Purchaser Property Consideration Shares and/or Purchaser Common Stock issuable upon thereof by Vendor, to satisfy any Shortfall Amount in (a) cash; or (b) shares of Purchaser Common Stock based on the Reference VWAP, using as the Measurement Date for such calculation, the date that the Purchaser provides the Vendor written notice of its intent to settle such Shortfall Amount pursuant to this Section 2.9(j).

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendor Parties. The Vendor Parties jointly and severally represent, warrant and covenant to the Purchaser Parties as follows:

(a)	the Vendor is the sole shareholder of each of 1156 and Crosby Gold;

(b)

the Vendor Parties have been duly incorporated and are valid and subsisting bodies corporate under the laws of their jurisdiction of incorporation and are duly qualified to carry on business in their respective jurisdictions of incorporation and to hold an interest in the applicable Properties;

(c)

the Vendor is the legal and beneficial owner of a 100% interest in the Elmtree Property and the Newfoundland Property, and has good and marketable title thereto, free and clear of all Encumbrances (except for applicable Underlying Royalties) and has sole and exclusive rights to each of the Elmtree Property and the Newfoundland Property;

(d)

1156 is the legal and beneficial owner of a 100% interest in the Killag Property, the Goldenville Property and the Miller Lake Property, and has good and marketable title thereto, free and clear of all Encumbrances (except for applicable Underlying Royalties) and has sole and exclusive rights to each of the Killag Property, the Goldenville Property and the Miller Lake Property;

(e)

Crosby Gold is the legal and beneficial owner of a 100% interest in the Caribou Property, and has good and marketable title thereto, free and clear of all Encumbrances (except for applicable Underlying Royalties) and has sole and exclusive rights to the Caribou Property;

(f)	the Properties have been duly and validly issued or acquired (as applicable) pursuant to all Applicable Laws and are in good standing as of the Effective Date;

(g)

other than the Underlying Royalties, no Person has any right, royalty, earn-in, offtake, or other interest whatsoever, or, any agreement, option, right of first refusal, or commitment to acquire or purchase any such interest, in the Properties (or to otherwise deal with the Properties), or in any production or profits from the Properties, or that may otherwise be triggered by virtue of this Agreement or the transactions contemplated hereby;

(h)

the Properties are in good standing under Applicable Law and all rentals, duties, taxes, assessments, payments, fees and other governmental charges applicable to, or imposed on, the Properties, or in connection with holding the Properties have been submitted and paid in full and no default has been alleged in respect of any of the foregoing obligations associated with the Properties;

(i)

the use and operation of the Properties by or on behalf of the applicable Vendor Parties has been conducted in compliance with all Environmental Laws in all material respects and the Vendor Parties have disclosed to the Purchaser all existing and reasonably foreseeable issues arising out of facts known to the Vendor Parties with respect to Environmental Laws and Hazardous Substances pertaining to the Properties, including any existing or reasonably foreseeable reclamation liabilities pertaining to the Properties;

(j)

none of the Vendor Parties have received any written notice, and to the knowledge of the Vendor Parties, no such notice has been threatened, from any Governmental Authority of any actual non-compliance with any Environmental Law which would give rise to a material undischarged liability with respect to any of the Properties and, to the knowledge the Vendor Parties, there are no facts that would reasonably be expected to give rise to a notice of non-compliance with any Environmental Law;

(k)

to the knowledge of the Vendor Parties there are not any current, pending or threatened claims, actions, notices, demands, allegations, investigations, proceedings, applications, orders, judgments, requirements or directives which relate to environmental, natural resources, Hazardous Substances, human health or safety matters, in each case with respect to the Properties, and which may require or result in any work, repairs, rehabilitation, reclamation, remediation, construction, obligations, liabilities or expenditures (and, to the knowledge of the Vendor Parties, there is no basis for any such claim, action, notice, demand, allegation, investigation, proceeding, application, order, judgment, requirement or directive);

(l)	no consent or approval of any Third Party or Governmental Authority is required for the execution or delivery of this Agreement by the Vendor Parties;

(m)

the Vendor Parties have not received any notice, nor do the Vendor Parties have knowledge, of any proposal to terminate or vary the terms of, or rights attaching to, any of the Properties from any Governmental Authority;

(n)

to the knowledge of the Vendor Parties, there are no actual, alleged, potential or future adverse claims, challenges, suits, actions, prosecutions, investigations or proceedings against or to, the ownership of, or title to, the Properties, nor is there any basis for any of the foregoing;

(o)

the Vendor Parties have duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement (subject to the shareholders of the Vendor passing the Vendor Special Resolution), and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any Encumbrance under the provisions of the articles or the constating documents of any of the Vendor Parties or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which any of the Vendor Parties are a party or by which it is bound or to which it or the Properties may be subject;

(p)

this Agreement constitutes a legal, valid and binding obligation of the Vendor Parties, enforceable against the Vendor Parties in accordance with its terms by appropriate legal remedy, subject, however, to limitations with respect to enforcement imposed by applicable law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(q)

the Vendor Parties are not bankrupt under the Applicable Laws of their jurisdiction and no proceedings are pending for, and the Vendor Parties are unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up any of the Vendor Parties or the placing of any of the Vendor Parties in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(r)

the aggregate value of neither (i) the Properties and their associated Assets. nor (ii) the annual gross revenues from sales in, from or into Canada generated from the Properties and Assets, exceeds $93 million, in each case as determined in accordance with the Competition Act;

(s)	each of the Vendor Parties:

(i)

Covenants and agrees that the representations, warranties, acknowledgments, and certifications set forth in its Regulation S Compliance Certificate delivered pursuant to this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such earlier date). Without limiting the foregoing, if any event, fact, or circumstance arises or becomes known to a Vendor Party prior to Closing that would cause any representation, warranty, acknowledgment, or certification in its Certificate to be untrue, incomplete, or inaccurate in any material respect, such Vendor Party shall promptly (and in any event prior to Closing) notify Purchaser in writing of such event, fact, or circumstance. The delivery by each Vendor Party of an executed Regulation S Compliance Certificate at signing, without further action, shall constitute such Vendor Party's continuing representation that the statements therein remain true and correct as of the Closing Date, subject to the notification obligation in the immediately preceding sentence.

(ii)

Acknowledges that the Purchaser is required by law to refuse to register any transfer of the Purchase Property Consideration Shares and any Adjustment Shares not made in accordance with the provisions of Regulation S.

(iii)	The Purchase Property Consideration Shares and any Adjustment Shares, or the book-entry statements in connection therewith, shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO A DISTRIBUTION COMPLIANCE PERIOD OF ONE (1) YEAR FROM THE DATE OF ISSUANCE, (C) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION, IN EACH CASE SUBJECT TO THE ISSUER’S RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER. THE SECURITIES ARE SUBJECT TO HEDGING RESTRICTIONS COEXTENSIVE WITH THE DISTRIBUTION COMPLIANCE PERIOD. THESE SECURITIES ARE NOT ELIGIBLE FOR DEPOSIT, CLEARING, OR SYSTEM TRANSFER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) OR IN BOOK-ENTRY “STREET NAME” FORM UNTIL THE EXPIRATION OF THE ONE (1) YEAR DISTRIBUTION COMPLIANCE PERIOD AND THE SATISFACTION OF THE ISSUER'S LEGEND REMOVAL REQUIREMENTS.”

3.2          Representations and Warranties of the Purchaser. The Purchaser represents, warrants and covenant to the Vendor Parties as follows:

(a)

the authorized capital stock of the Purchaser is (i) 90,000,000 Purchaser Common Stock and (ii) 10,000,000 Purchaser Preferred Stock, of which 9,000,000 are designated as Series A Preferred Stock and 1,000,000 are designated as Series X Super Voting Preferred Stock;

(b)

as of the Effective Date, (i) 83,548,469 shares of Purchaser Common Stock are issued and outstanding, (ii) 500,000 shares of Series A Preferred Stock are issued and outstanding and (iii) there are no shares of Series X Super Voting Preferred Stock issued and outstanding;

(c)

upon closing of the NuMed-Avid Transaction, an aggregate of 4,500,000 shares of Series A Preferred Stock will be issued to the shareholders of Avid pursuant to the terms of the NuMed-Avid Share Exchange Agreement;

(d)	upon closing of the NuMed-Avid Transaction, 1,000,000 shares of Series X Super Voting Preferred Stock will be issued to Emma Priestley, President of the Purchaser;

(e)	no consent or approval of any Third Party or Governmental Authority is required for the execution or delivery of this Agreement by the Purchaser;

(f)

the Purchaser has been duly incorporated and is a valid and subsisting body corporate under the laws of its jurisdictions of incorporation and is duly qualified to carry on business in its jurisdiction of incorporation;

(g)

the Purchaser has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any Encumbrance under the provisions of the articles or the constating documents of the Purchaser or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which they are bound or to which it may be subject;

(h)

this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms by appropriate legal remedy, subject, however, to limitations with respect to enforcement imposed by applicable law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

(i)

the Purchaser is not bankrupt under the Applicable Laws of its jurisdiction and no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser Parties or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(j)

the Purchaser shall instruct its transfer agent to (i) maintain restrictive legends on the Purchaser Property Consideration Shares, (ii) refuse any transfer, withdrawal, or deposit into DTC or any book-entry system inconsistent with Regulation S, and (iii) condition any legend removal or transfer on receipt of documentation or legal opinions required under Section 8 of the Regulation S Compliance Certificate; and

(k)

the Purchaser has not engaged in any directed selling efforts (as defined in Regulation S) in the United States with respect to the issuance of the Purchaser Property Consideration Shares and has not taken any action that would cause the issuance of the Purchaser Property Consideration Shares to be integrated with any offering requiring registration under the Securities Act.

3.3          Representations and Warranties of the Avid Parties. The Avid Parties jointly and severally represent, warrant and covenant to the Vendor Parties as follows:

(a)	no consent or approval of any Third Party or Governmental Authority is required for the execution or delivery of this Agreement by the Avid Parties;

(b)

the Avid Parties have been duly incorporated and are valid and subsisting bodies corporate under the laws of their jurisdictions of incorporation and are duly qualified to carry on business in their jurisdictions of incorporation;

(c)

the Avid Parties have duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by them, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any Encumbrance under the provisions of the articles or the constating documents of the Purchaser Parties or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Avid Parties are a party or by which they are bound or to which they may be subject;

(d)

this Agreement constitutes a legal, valid and binding obligation of the Avid Parties, enforceable against the Avid Parties in accordance with its terms by appropriate legal remedy, subject, however, to limitations with respect to enforcement imposed by applicable law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

(e)

the Avid Parties are not bankrupt under the Applicable Laws of their jurisdiction and no proceedings are pending for, and the Avid Parties are unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Avid Parties or the placing of the Purchaser Parties in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

3.4          Survival of Representations and Warranties.  The representations and warranties of the Vendor Parties, the Purchaser and the Avid Parties as set out in Section 3.1, Section 3.2 and Section 3.3, respectively, above form part of this Agreement and shall survive Closing for a period of twelve (12) months after the Closing Date, after which time no Party shall have any further liability hereunder with respect to such representations or warranties, except in respect of any claim made with respect to any incorrectness in or breach of any such representation and warranty made prior to the expiration of the aforementioned time period.

4.	COVENANTS OF THE VENDOR PARTIES

4.1          Covenants of the Vendor Parties.  Each of the Vendor Parties covenants and agrees that for the duration of the Interim Period:

(a)	they shall not Transfer any of the Properties to a Person other than MGC in accordance with Section 2.7;

(b)	take all steps necessary to maintain the Properties in good standing and otherwise comply with Applicable Laws and the terms and conditions applicable to the Properties;

(c)

they shall not directly or indirectly, incur, assume or permit to exist any Encumbrance of any nature whatsoever on the Properties or related Assets and to proceed with all diligence to contest and discharge any such Encumbrance that is filed or created;

(d)

they shall not conduct, or allow to occur, work of any kind on any of the Properties without the prior written consent of the Purchaser, and if any work is so conducted it shall be done in a manner consistent with good exploration, engineering and mining practices and in material compliance with all Applicable Laws;

(e)

they shall not do or permit to be done any act or thing which would or would reasonably be expected to adversely affect the rights of the Purchaser Parties hereunder, including, without limitation, granting any earn-in rights, rights of first refusal or similar provisions or rights which would adversely affect any of the Purchaser Parties’ rights to the Properties and associated Assets, or any other rights granted to the Purchaser Parties hereunder;

(f)	they shall maintain their corporate existence and conduct their business in relation to the Properties and associated Assets in accordance with Applicable Laws;

(g)	they shall forthwith forward to the Purchaser:

(i)

all notice of any suits, actions, prosecutions, correspondence with communities, investigations or proceedings, actual, pending or threatened, that relate to or may have an adverse effect on the Property or the applicable Vendor Party’s ownership or rights to explore and develop a Property;

(ii)	all notices and correspondence from any Governmental Authority in respect of a Property;

(h)

shall not commence or institute any application, proceeding or other action under any statute, rule or regulation relating to bankruptcy, insolvency, winding-up, reorganization, administration, plans of arrangement, relief or protection of debtors including without limitation any bankruptcy, insolvency and other similar laws and any applicable corporate legislation, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, compromise, arrangement, stay of proceedings of creditors generally, or other relief with respect to it or its debts, or (D) appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any part of its assets;

(i)

shall not make a general assignment for the benefit of their creditors, declare a general moratorium on payment of its indebtedness or interest thereon, propose a compromise or arrangement between it and any of its creditors or take any action in furtherance thereof;

(j)

upon execution of this Agreement, immediately use best efforts to obtain any consents or approvals required pursuant to Applicable Laws, including passage of the Vendor Special Resolution, to sell the Properties and their related Assets to the Purchaser as provided herein, and within five (5) Business Days of the Effective Date shall provide the Purchaser a copy of the corresponding notice of meeting of the shareholders of the Vendor to be convened no later than August 31, 2026 or such other date as may be agreed by the Purchaser, acting reasonably, and any other related documentation as the Purchaser may reasonably request; and

(k)

for the duration of the Interim Period, the Purchaser may conduct reasonable due diligence activities in relation to the Transaction and the Vendor Parties, and the Vendor Parties shall provide the Purchaser with reasonable access to their records and documents to allow the Purchaser to conduct such due diligence activities.

5.	CLOSING CONDITIONS

5.1          Mutual Conditions. The obligations to complete the Transaction are subject to the fulfillment of the following conditions on or before the Closing Date:

(a)

all consents, waivers, permits, orders and approvals of all Governmental Authorities or other persons necessary to permit the completion of the Transaction shall have been obtained, including the Vendor Special Resolution;

(b)	there being no prohibition under Applicable Laws against the completion of the Transaction; and

(c)	the Closing Date shall be on or before the Outside Date.

The foregoing conditions precedent are for the benefit of all Parties and may be waived by a Party, in whole or in part, without prejudice to any Party’s right to rely on any other condition in favour of any Party.

5.2          Purchaser Party Conditions.  In addition to the mutual conditions of closing set forth in Section 5.1, the obligations of the Purchaser Parties to complete the Transaction on the Closing Date are subject to the following conditions:

(a)	the NuMed-Avid Transaction shall have closed in accordance with its terms;

(b)	the Vendor Parties shall have tendered all closing deliverables set forth in Section 6.3;

(c)

the representations and warranties of the Vendor Parties set forth in this Agreement shall have been true and correct as of the Effective Date and shall be true and correct at the Closing Time in all respects (in the case of any representation or warranty containing any materiality qualifier) or in all material respects (in the case of any representation or warranty without any materiality qualifier), except as affected by the Transaction, and a certificate of an authorized director or senior officer of the applicable Vendor Parties to this effect shall have been delivered to the Purchaser;

(d)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor Parties at or before the Closing Time will have been complied with or performed in all material respects and a certificate of an authorized director or senior officer of the applicable Vendor Parties to this effect shall have been delivered to the Purchaser;

(e)

the Purchaser, acting reasonably, shall have completed its due diligence investigations into the Vendor Parties and the Properties and all other matters it deems relevant  in relation to the Transaction pursuant to Section 4.1(k), and such investigation will not have disclosed any matter which the Purchaser, acting reasonably, considers to be a material misrepresentation of the Vendor Parties with respect to the Properties, the Transaction, or this Agreement and no Material Adverse Effect shall have occurred with respect to any of the Properties;

(f)

all consents, assignments, waivers, permits, orders and approvals of all Governmental Authorities or other persons necessary for Transfer of the interest of the applicable Vendor Parties in the Properties and associated Assets to MGC to be free and clear of all Encumbrances (other than the applicable Underlying Royalties) shall have been obtained on terms satisfactory to the Purchaser, acting reasonably; and

(g)

the representations, warranties, acknowledgments, and certifications of the Vendor set forth in its Regulation S Compliance Certificate shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, and Purchaser shall not have received written notice from the Vendor of any fact or circumstance that would cause any such representation, warranty, acknowledgment, or certification to be untrue, incomplete, or inaccurate in any material respect.

Each of the conditions precedent set out in this Section 5.2 are inserted for the exclusive benefit of the Purchaser Parties and each condition may be waived in whole or in part by the Purchaser Parties at any time.

5.3          Vendor Party Conditions. In addition to the mutual conditions of closing set forth in Section 5.1, the obligations of the Vendor Parties to complete the Transaction are subject to the fulfillment of the following conditions on or before the Closing Time:

(a)	the Purchaser shall have tendered all closing deliverables set forth in Section 6.2;

(b)

the representations and warranties of the Purchaser Parties set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the Closing Time in all respects (in the case of any representation or warranty containing any materiality qualifier) or in all material respects (in the case of any representation or warranty without any materiality qualifier), except as affected by the Transaction, and a certificate of a senior officer of the applicable Purchaser Parties to this effect shall have been delivered to the Vendor; and

(c)

all of the terms, covenants and conditions of this Agreement to be complied with or performed in all material respects by the Purchaser Parties at or before the Closing Time will have been complied with or performed and a certificate of a senior officer of the applicable Purchaser Parties to this effect shall have been delivered to the Vendor.

Each of the conditions set out above are inserted for the exclusive benefit of the Vendor Parties and each condition may be waived in whole or in part by the Vendor Parties at any time.

6.	CLOSING AND POST-CLOSING ARRANGEMENTS

6.1          Time and Place of Closing.  Closing of the Transaction shall take place at the Closing Time by electronic exchange of documents or at such other times and manner (including by electronic means) as the Parties may agree.

6.2          Closing Deliveries of the Purchaser Parties.  At the time of Closing:

(a)

the Purchaser shall deliver to the Vendor a certificate of one of the Purchaser’s senior officers, dated as of the Closing Date, certifying all resolutions of the board of directors of the Purchaser approving the entering into of this Agreement and all ancillary agreements contemplated herein and the completion of the Transaction, including the issuance of the Purchaser Property Consideration Shares;

(b)	MGC shall deliver to the Vendor:

(i)	a copy of the applicable Consideration Royalty Agreement for each of the constituent Properties, executed by MGC and dated effective as of the Closing Date; and

(ii)

a certificate of one of MGC’s senior officers, dated as of the Closing Date, certifying all resolutions of the board of directors of MGC approving the entering into of this Agreement and all ancillary agreements contemplated herein and the completion of the Transaction, including the grant of the Consideration Royalties and entering into the Consideration Royalty Agreements;

(c)

MGC and the MGC Subsidiary shall deliver to the Vendor a copy of the Previous Acquisition Agreement Termination Notice, executed by MGC and the MGC Subsidiary and dated effective as of the Closing Date; and

(d)	the Purchaser Parties shall deliver to the Vendor the certificates referenced in Section 5.3(b) and Section 5.3(c).

6.3          Closing Deliveries of the Vendor Parties.  At the time of Closing the Vendor Parties shall:

(a)	promptly take all actions and do all things necessary to effect the Transfer of the Properties to MGC as set out in Section 2.7; and

(b)	deliver to the Purchaser:

(i)	the certificates referenced in Section 5.2(c) and Section 5.2(d);

(ii)	a copy of the Regulation S Compliance Certificate, executed by the Vendor and dated effective as of the Closing Date;

(iii)	a copy of the applicable Consideration Royalty Agreement for each of the constituent Properties, executed by the applicable Vendor Party and dated effective as of the Closing Date; and

(iv)	a copy of the Previous Acquisition Agreement Termination Notice, executed by the Vendor Parties and dated effective as of the Closing Date.

6.4          Post-Closing Deliverables.

(a)

Upon receipt of the applicable Transfer Deliverables, MGC shall execute and deliver to the applicable Vendor Parties any written acknowledgments or other instruments required by the applicable Underlying Royalties in connection with such Transfer for delivery to the respective holders of the Underlying Royalties as the applicable Vendor Party may direct.

(b)

No later than 30 days after the Closing Date, to the extent not otherwise already provided to MGC, the Vendor Parties shall use commercially reasonable efforts to provide MGC with any and all Assets in the possession of the Vendor Parties on the Closing Date. Thereafter, if any of the Vendor Parties becomes aware of, discovers or comes in the possession of any additional Assets, the Vendor shall forthwith notify MGC by email of such discovery and deliver such Assets to MGC.

(c)

No later than five days after the Closing, the Purchaser shall deliver to the Vendor Parties book-entry statements from the Purchaser’s transfer agent showing the issuance, and ownership by the Vendor Parties, of the Purchaser Property Consideration Shares.

6.5          Transfer Agent Instructions. Following the Closing, the Purchaser shall instruct its transfer agent to (i) maintain restrictive legends on the Purchaser Property Consideration Shares, (ii) refuse to register any transfer, withdrawal, or deposit of the Purchaser Property Consideration Shares into DTC or any book-entry system inconsistent with Regulation S or during the Distribution Compliance Period, and (iii) condition any legend removal or transfer on receipt of documentation or legal opinions required under Section 8 of the Regulation S Compliance Certificate.

7.	GENERAL

7.1          Termination Prior to Closing.  Subject to Section 7.11, this Agreement may be terminated in writing at any time prior to Closing:

(a)	by mutual written consent of the Parties;

(b)	by the Purchaser, upon termination of the NuMed-Avid Share Exchange Agreement;

(c)	by the Purchaser if the shareholders of the Vendor do not pass the Vendor Special Resolution;

(d)

by any of the Parties if the Closing shall not have been consummated on or prior to the Outside Date, without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party whose breach or violation of any representation, warranty, covenant, obligation or agreement under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date;

(e)

by the Purchaser, if there has been a material breach by any of the Vendor Parties of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 5.2 which the applicable Vendor Party fails to cure within ten (10) Business Days after written notice thereof is given by the Purchaser;

(f)

by the Vendor, if there has been a material breach by any of the Purchaser Parties of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 5.3 which the applicable Purchaser Party fails to cure within ten (10) Business Days after written notice thereof is given by the Vendor; or

(g)

by any Party if any permanent injunction or other order of a court or other competent authority preventing the Closing shall have become final and non-appealable; provided, however, that no Party shall be entitled to terminate this Agreement if such Party’s material breach of this Agreement or any of the documents contemplated hereby has resulted in such permanent injunction or order.

For greater certainty, if this Agreement is terminated pursuant to this Section 7.1 as a result of another Party's willful breach of this Agreement, then notwithstanding such termination, the breaching Party shall remain liable to the other Parties for all damages they incur arising out of or resulting from such willful breach; provided further, that no Party shall have any liability to any other Party under this Section 7.1 except to the extent such liability arises from such Party's fraud, bad faith, or gross negligence, and in no event shall any Party be liable under this Section 7.1 for any breach that does not constitute fraud, bad faith, or gross negligence. For purposes of this Agreement, “fraud,” “bad faith,” and “gross negligence” shall mean actual, intentional fraud or willful misconduct, the bad faith refusal to perform obligations under this Agreement, or a flagrant and reckless disregard of obligations under this Agreement, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

7.2          Termination on Closing. If not otherwise terminated pursuant to Section 7.1, subject to Section 7.11 this Agreement shall terminate on Closing without any further action by the Parties.

7.3          Notice. Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by e-mail:

(a)	In the case of a Notice to any of the Vendor Parties, to:

MegumaGold Corp.

1075 West Georgia Street, Suite 890

Vancouver, BC

Canada

V63 3C9

Attention:              Theo Van Der Linde

Email:                   [***]

(b)	In the case of a Notice to any of the Purchaser Parties to:

Nu-Med Plus, Inc.

640 Belle Terre Rd. 2E

Port Jefferson, NY 11777

United States of America

Attention:              William Hayde

Email:                   [***]

(c)	In the case of a Notice to any of the Avid Parties to:

Avid Gold Ltd

167-169 Great Portland Street, 5th Floor

London W1W 5PF

United Kingdom

Attention:              Henry Chamberlain

Email:                   [***]

Any Notice is effective (i) if personally delivered as described above, on the day of delivery if that day is a Business Day, and it was delivered before 5:00 p.m. local time in the place of delivery or receipt, and otherwise on the next Business Day; or (ii) if by electronic mail, on the day delivered to the recipient, if that day is a Business Day and otherwise on the next Business Day.

7.4          Confidentiality. The Parties will keep confidential and refrain from using all information obtained by it in connection with the transactions contemplated by this Agreement relating to the other Parties hereto (which, for the avoidance of doubt, after Closing, all Assets shall be considered owned by the Purchaser Parties), provided however that such obligation shall not apply to any information which was in the public domain at the time of its disclosure to a party or which subsequently comes into the public domain other than as a result of a breach of such Party’s obligations under this Section 7.4.  For greater certainty, nothing contained herein shall prevent any disclosure of information which may be required pursuant to Applicable Laws or pursuant to an order in judicial or administrative proceedings or any other order made by any Governmental Authority, including, but not limited to the Securities and Exchange Commission. Furthermore, each Party agrees that if such Party or its Affiliate is required to file this Agreement on SEDAR+, EDGAR or otherwise under applicable securities legislation, the Party which has the filing or disclosure requirement shall, prior to filing or disclosing this Agreement, consult with the other Party to redact any commercially sensitive information contained in this Agreement to the maximum extent permitted by law, and such disclosing or filing Party shall give reasonable consideration to the comments of the other Party.

7.5          Indemnities

(a)

Each Party shall indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made or to be fulfilled by it hereunder.

(b)

Each of the Vendor Parties acknowledges and agrees that damages alone would be an inadequate remedy in the event they Transfer a Property for which they are either the registered or beneficial (or both) owner in contravention of Section 4.1(a). Accordingly, without prejudice to any other rights and remedies that the Purchaser Parties may have, the Purchaser Parties shall be entitled to the granting of equitable relief (including without limitation injunctive relief and specific performance, without the requirement of posting a bond or other security) in connection with or arising out of any actual or threatened Transfer of such Property in contravention of Section 4.1(a).  In addition, in the event that equitable relief is not available in the circumstances, the Vendor Parties agree to indemnify and save harmless the Purchaser Parties from and against all damages, costs, losses or expenses, including, but not limited to, punitive damages, reasonable attorneys’ fees, loss of profit, indirect or consequential loss, loss of opportunity, loss of profit, or loss of goodwill, in connection with or arising out of any Transfer a Property in contravention of Section 4.1(a).

(c)

Effective at Closing, each of the Vendor Parties assumes and releases the Purchaser Parties from all obligations and liabilities existing as of and prior to the date of Transfer of each of the Properties, as applicable, pursuant to Section 2.7 howsoever arising at any time, relating to such Properties and the Assets, and indemnify and save harmless the Purchaser Parties from and against all costs, liabilities, losses or expenses suffered or incurred by, and all suits, claims or demands by Third Parties or Governmental Authorities relating thereto, made against the Purchaser Parties, any affiliates thereof and any of their respective officers, directors, employees and representatives with respect to any obligations and liabilities existing as of or prior to the date of Transfer of each of the Properties pursuant to Section 2.7, howsoever arising, relating to such Properties and associated Assets.

7.6          Successors and Assigns; No Assignment.  This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective heirs, legal representatives, and successors.  None of the Vendor Parties may assign any of their rights or obligations hereunder without the prior written consent of the Purchaser.

7.7          Waiver. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

7.8        Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and is to be treated in all respects as a British Columbia contract. All actions arising from this Agreement will be commenced and maintained in the Supreme Court of British Columbia in Vancouver, British Columbia.

7.9          Expenses.  Each Party shall be responsible for its costs and expenses incurred with respect to the matters set forth herein, including if the Transaction does not successfully complete.

7.10        Time of Essence.  Time is of the essence of this Agreement and of each of its provisions.

7.11        Survival. Section 2.9 (True-Up of Purchaser Property Consideration Shares), Section 3.4 (Survival of Representations and Warranties), Section 7.5 (Indemnities), Section 7.8 (Governing Law), Section 7.11 (Survival), Section 7.13 (Further Assurances), Section 7.16 (Remedies Cumulative), and all limitations of liability and rights accrued prior to completion, termination, or expiration of this Agreement shall not merge on completion, termination, or expiration of this Agreement, but shall continue in full force and effect after any termination or expiration of this Agreement as shall any other provision of this Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of this Agreement.

7.12       Public Announcements.  The Vendor Parties shall cooperate with the Purchaser Parties in releasing information concerning this Agreement and the Transaction and shall furnish to and discuss with the Purchaser drafts of all press and other releases prior to publication.  No press release or other public announcement concerning the Transaction contemplated by this Agreement will be made by any of the Vendor Parties without the prior consent of the Purchaser, such consent not to be unreasonably withheld or delayed; provided that nothing contained herein shall prevent any Party hereto at any time from furnishing any information to any Governmental Authority or to the public if so required by Applicable Law.

7.13        Further Assurances. Each Party will, upon request but without further consideration, from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated herein.

7.14       Entire Agreement. This Agreement, together with the documents required to be delivered pursuant to this Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof including the Previous Acquisition Agreement.  There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained in this Agreement and any document delivered pursuant to this Agreement.

7.15        Amendments. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties.

7.16        Remedies Cumulative. The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

7.17        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Parties by means of electronic transmission (including PDF) and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

MEGUMAGOLD CORP.		1156219 B.C. LIMITED

Per:	/s/ Theo Van Der Linde	Per:	/s/ Theo Van Der Linde
	Authorized Signatory		Authorized Signatory

CROSBY GOLD LTD.		MARITIMES GOLD CORP.

Per:	/s/ Theo Van Der Linde	Per:	/s/ Kristin Fedchuk
	Authorized Signatory		Authorized Signatory

MARITIMES GOLD JV CORP.		NU-MED PLUS, INC.

Per:	/s/ Kristin Fedchuk	Per:	/s/ William Hayde
	Authorized Signatory		Authorized Signatory

AVID GOLD LTD

Per:	/s/ Henry Chamberlain
Authorized Signatory

SCHEDULE “A”

ELMTREE PROPERTY

RIGHT #	Ownership	Standing	Expiry	Encumbrances
3848	MegumaGold Corp.	Good Standing	12/18/2026	None
7923	MegumaGold Corp.	Good Standing	12/18/2026	None

SCHEDULE “B”

NEWFOUNDLAND PROPERTY

LICENSE #	Ownership	STATUS	renewal date	Encumbrances
026479M	MegumaGold Corp.	Issued	09/18/2028	First Stockley Royalty
026570M	MegumaGold Corp.	Issued	11/15/2028	Second Stockley Royalty
026585M	MegumaGold Corp.	Issued	11/15/2028	Second Stockley Royalty
027270M	MegumaGold Corp.	Issued	08/15/2029	First Stockley Royalty
027291M	MegumaGold Corp.	Issued	08/29/2029	First Stockley Royalty
027351M	MegumaGold Corp.	Issued	09/24/2029	First Stockley Royalty

 SCHEDULE “C”

KILLAG PROPERTY

License #	Ownership	Standing	Expiry	Encumbrances
50692	1156219 B.C. Limited	Good Standing	7/24/2027	Smith Royalty
51346	1156219 B.C. Limited	Good Standing	1/6/2027	Kalt Royalty
51823	1156219 B.C. Limited	Good Standing	8/24/2027	Kalt Royalty
52049	1156219 B.C. Limited	Good Standing	1/30/2027	None
52413	1156219 B.C. Limited	Good Standing	8/2/2027	Kalt Royalty
52635	1156219 B.C. Limited	Good Standing	8/28/2027	None
53248	1156219 B.C. Limited	Good Standing	6/5/2027	None
55537	1156219 B.C. Limited	Good Standing	1/6/2027	None
56323	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 2/22/2026	None
56324	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 2/22/2026	None
56325	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 3/12/2026	None
56326	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 2/22/2026	None
56620	1156219 B.C. Limited	Good Standing	10/18/2026	None
56621	1156219 B.C. Limited	Good Standing	10/18/2026	None

SCHEDULE “D”

GOLDENVILLE PROPERTY

License #	Ownership	Standing	Expiry	Encumbrances
50508	1156219 B.C. Limited	Good Standing	2/8/2027	3302051 Royalty
50566	1156219 B.C. Limited	Good Standing	3/11/2027	3302051 Royalty
50889	1156219 B.C. Limited	Good Standing	2/19/2027	None
51323	1156219 B.C. Limited	Good Standing	1/4/2027	None
51648	1156219 B.C. Limited	Good Standing	6/29/2027	Kalt Royalty
52334	1156219 B.C. Limited	Good Standing	6/25/2027	Kalt Royalty
53928	1156219 B.C. Limited	Good Standing	6/29/2027	None
56309	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 3/14/2026	None
56310	1156219 B.C. Limited	Good Standing	3/20/2026 Renewal Applied 3/13/2026	None
56311	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 3/7/2026	None
56312	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 12/3/2025	None
56313	1156219 B.C. Limited	Good Standing	3/13/2026 Renewal Applied 3/7/2026	None
56386	1156219 B.C. Limited	Good Standing	5/08/2026 Renewal Applied 4/8/2026	None
56384	1156219 B.C. Limited	Good Standing	5/08/2026 Renewal Applied 4/9/2026	None
56617	1156219 B.C. Limited	Good Standing	10/18/26	None
56618	1156219 B.C. Limited	Good Standing	10/18/2026	None
56619	1156219 B.C. Limited	Good Standing	10/18/2026	None

SCHEDULE “E”

MILLER LAKE PROPERTY

License #	Ownership	Standing	Expiry	Encumbrances
50201	1156219 B.C. Limited	Good Standing	2/5/2027	MacKinnon Royalty
51321	1156219 B.C. Limited	Good Standing	1/4/2027	None
52295	Crosby Gold Ltd	Good Standing	6/11/2027	None
52910	1156219 B.C. Limited	Good Standing	1/4/2027	None
53688	1156219 B.C. Limited	Good Standing	4/14/2026 Renewal Applied 12/12/2025	None
55675	1156219 B.C. Limited	Good Standing	7/22/2026	None
56473	1156219 B.C. Limited	Good Standing	07/08/2026 Renewal Applied 6/8/2026	None
56541	1156219 B.C. Limited	Good Standing	7/25/2026	None
56622	1156219 B.C. Limited	Good Standing	10/18/2026	None

SCHEDULE “F”

CARIBOU PROPERTY

License #	Ownership	Standing	Expiry	Encumbrances
06164	Crosby Gold Ltd.	Good Standing	6/8/2027	John Logan Royalty

SCHEDULE “G”

FORM OF CONSIDERATION ROYALTY AGREEMENT

See attached.

SCHEDULE “H”

FORM OF PREVIOUS ACQUISITION AGREEMENT TERMINATION NOTICE

[Insert Closing Date]

Reference is made in this notice (the “Termination Notice”) to the mineral property option agreement dated December 20, 2025 between MegumaGold Corp., 1156219 B.C. Limited, Crosby Gold Ltd., Martimes Gold Corp. and Maritimes Gold JV Corp. (the “Agreement”).  Pursuant to Section 5.1(a) of the Agreement, the parties hereto agree that acknowledge and agree that the Agreement is hereby terminated as of [insert Closing Date] in accordance with its terms and none of such parties have any further rights, obligations or liabilities of any kind with respect to the Agreement.

This Termination Notice may be executed in counterparts, each of which shall be deemed to be an original and both of which taken together shall be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Termination Notice, a party hereto may send a copy of its original signature on the execution page hereof to the other parties hereto by means of electronic transmission (including PDF) and such transmission shall constitute delivery of an executed copy of this Termination Notice to the receiving parties hereto.

IN WITNESS WHEREOF the parties hereto as of executed this Termination Notice as of the date written above.

MEGUMAGOLD CORP.		1156219 B.C. LIMITED

Per:		Per:
	Authorized Signatory		Authorized Signatory

CROSBY GOLD LTD.		MARITIMES GOLD CORP.

Per:		Per:
	Authorized Signatory		Authorized Signatory

MARITIMES GOLD JV CORP.

Per:
Authorized Signatory

SCHEDULE “I”

REGULATION S COMPLIANCE CERTIFICATE (CATEGORY 3)

This Regulation S Compliance Certificate (this “Certificate”) is delivered by the undersigned Vendor Party, in connection with that certain Mineral Property Purchase Agreement, dated as of [●], 2026 (the “Agreement”), by and between: NU-MED PLUS, INC. a company formed under the State of Utah, United States of America (the “Purchaser”), AVID GOLD LTD., a company formed under the laws of England and Wales (“Avid”), MARITIMES GOLD CORP., a company formed under the laws of Canada (“MGC”), MARITIMES GOLD JV CORP., a company formed under the laws of British Columbia (the “MGC Subsidiary”), MEGUMAGOLD CORP., a company existing under the laws of British Columbia (the “Vendor”), 1156219 B.C. LIMITED, a company existing under the laws of British Columbia (“1156”), and CROSBY GOLD LTD., a company existing under the laws of British Columbia (“Crosby Gold”, and together with 1156 the “Vendor Subsidiaries”).

Capitalized terms not defined herein have the meanings given in the Agreement.

1.	Regulation S Classification (Category 3 – Reporting Issuer)

The undersigned Vendor Party hereby acknowledges and agrees that:

(a)	the Purchaser Property Consideration Shares and any Adjustment Shares are being issued in reliance on Regulation S under the Securities Act;

(b)	the Purchaser is a Securities Exchange Commission (“SEC”) reporting issuer for purposes of Regulation S; and

(c)	the Purchaser Property Consideration Shares are subject to Category 3 of Rule 903(b)(3) of Regulation S and the applicable resale restrictions and distribution compliance requirements thereunder.

(d)	This certification is delivered in satisfaction of the requirements of Rule 903(b)(3)(iii) of Regulation S.

2.	Non–U.S. Person Status

The undersigned Vendor Party represents that it is not a “U.S. person” as defined in Rule 902(k) of Regulation S and is not acquiring the Purchaser Property Consideration Shares and any Adjustment Shares for the account or benefit of any U.S. person.

3.	Offshore Transaction

The undersigned Vendor Party acknowledges that the issuance of the Purchaser Property Consideration Shares and any Adjustment Shares occurred/will occur in an offshore transaction within the meaning of Rule 902(h) of Regulation S.

Regulation S Compliance Certificate (Category 3)

4.	Investment Intent / No Distribution

The undersigned Vendor Party is acquiring the Purchaser Property Consideration Shares and any Adjustment Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act.

5.	Category 3 Resale Restrictions (Enhanced Lock-Up Regime)

The undersigned Vendor Party acknowledges and agrees that:

(a)	the Purchaser Property Consideration Shares and any Adjustment Shares are “restricted securities” and subject to Regulation S resale restrictions;

(b)

pursuant to Category 3 of Regulation S, the Purchaser Property Consideration Shares and any Adjustment Shares are subject to a six-month distribution compliance period so long as the Purchaser remains a reporting issuer (and one-year to the extent it does not remain a reporting issuer) commencing on the date of issuance (the “Distribution Compliance Period”);

(c)	during the Distribution Compliance Period, the undersigned Vendor Party shall not offer, sell, pledge, or otherwise transfer the Purchaser Property Consideration Shares and any Adjustment Shares:

(i)	into the United States, or

(ii)	to a U.S. person,

except in compliance with Regulation S or pursuant to another available exemption under the Securities Act;

(d)

during the Distribution Compliance Period, the undersigned Vendor Party shall not engage in any hedging, short sale, derivative, or other transaction designed to circumvent the resale restrictions applicable to the Purchaser Property Consideration Shares and any Adjustment Shares; and

(e)	any purported transfer in violation of the foregoing shall be void ab initio to the extent permitted by applicable law.

6.	No Directed Selling Efforts / No Integration Circumvention

The undersigned Vendor Party represents and agrees that it has not engaged in any “directed selling efforts” (as defined in Regulation S) in the United States in connection with the issuance of the Purchaser Property Consideration Shares and any Adjustment Shares and will not engage in any transaction or arrangement intended to circumvent the restrictions applicable to Category 3 securities.

Regulation S Compliance Certificate (Category 3)

7.	Restrictive Legend / Book-Entry Notation / DTC Blocking

The undersigned Vendor Party acknowledges that:

(a)	the Purchaser Property Consideration Shares and any Adjustment Shares bear/will bear a restrictive legend reflecting the restrictions set forth herein;

(b)	if held in book-entry form, appropriate stop-transfer or restrictive notations will be placed on the Purchaser’s transfer records;

(c)

the Purchaser Property Consideration Shares and any Adjustment Shares shall not be eligible for deposit into The Depository Trust Company (“DTC”) or any similar clearing system during the Distribution Compliance Period; and

(d)

no transfer agent shall process any transfer into “street name” or unrestricted book-entry form during the Distribution Compliance Period, except as and to the extent permitted in accordance with Section 8, below.

8.	Legend Removal / Transfer Mechanics (Category 3 Gatekeeping – IMPORTANT)

No removal of legends, no transfer, and no DTC eligibility shall occur unless:

(i)	the Purchaser has received a written opinion of counsel reasonably satisfactory to the Purchaser (which may be Purchaser counsel or outside counsel) that such action:

•	(A) is permitted under Regulation S, the Securities Act, and applicable state securities laws; and

•	(B) will not result in a violation of the distribution compliance requirements of Regulation S; or

•	(ii)	the Purchaser has otherwise received evidence reasonably satisfactory to it that the transfer is exempt from registration under the Securities Act and consistent with Regulation S.

(iii)

In the case of any resale by the undersigned Vendor Party (or any person acting on its behalf) acting as a distributor, dealer, or person receiving a settling concession, fee, or other remuneration in connection with the Purchase Property Consideration Shares and any Adjustment Shares, such resale during the Distribution Compliance Period is made in compliance with Rule 904(c) of Regulation S, including delivery of a written certification of non-U.S. person status from the purchaser (other than another distributor) and, where applicable, a written agreement from any distribution to whom the Purchaser Property Consideration Shares and any Adjustment Shares are resold to comply with the foregoing requirements.

Regulation S Compliance Certificate (Category 3)

9.	Foreign Law Compliance (Mineral Jurisdiction Enhanced)

The undersigned Vendor Party represents that it has complied, or will comply, with all applicable:

•	securities laws;
•	foreign investment laws;
•	mining laws and land title regimes;
•	exchange control regulations; and
•	governmental approval requirements

in each jurisdiction in which it is organized, resident, or where the mineral interests are located, in connection with the transactions contemplated by the Agreement and its receipt of the Purchaser Property Consideration Shares and any Adjustment Shares.

10.	Reliance

The undersigned Vendor Party acknowledges that the Purchaser is relying upon the representations, warranties, and covenants contained herein in determining the availability of Regulation S and issuing the Purchaser Property Consideration Shares and any Adjustment Shares without registration under the Securities Act.

11.	Obligation to Notify; Bring-Down.

The undersigned Vendor Party shall immediately notify the Purchaser in writing if, at any time prior to the Closing Date, any of the statements, representations, warranties, or covenants set forth in this Certificate ceases to be true and correct or becomes incomplete or misleading in any respect. In the absence of such written notice, the Purchaser shall be entitled to conclusively rely on the continued accuracy and completeness of each statement, representation, warranty, and covenant contained in this Certificate as of, and as a condition to, the Closing Date, and such reliance shall constitute a reaffirmation by the undersigned Vendor Party of each such statement, representation, warranty, and covenant as of the Closing Date.

12.	Execution

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date set forth below, which shall be deemed automatically reconfirmed at Closing in accordance with, and subject to, the bring-down and reconfirmation covenant of Section 3.1(r)(i) of the Agreement.

Entity Name:____________________

By: _______________________

Name: ___________________________

Title: ________________________

Date: _______________________

Regulation S Compliance Certificate (Category 3)

SCHEDULE “J”

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

See attached.

SCHEDULE “K”

CERTIFICATE OF DESIGNATION OF SERIES X SUPER VOTING PREFERRED STOCK

See attached.